UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Merrion Pharmaceuticals Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	26-0252378
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Biotechnology Building, Trinity College Dublin, Dublin 2, Ireland
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered
Ordinary Shares, par value € 0.01	The NASDAQ Stock Market LLC *

American Depositary Shares, each representing one	The NASDAQ Stock Market LLC

Ordinary Share, par value € 0.01

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-141704 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

*	Application has been made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the headings “Description of Share Capital” and “Description of American Depositary Receipts” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-141704), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act which includes such description will be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	/s/ Michael McKenna

Date November 7, 2007

By	Michael McKenna, Chief Executive Officer
*Print the name and title of the signing officer under his signature.